UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 22, 2012

Mellanox Technologies, Ltd.

(Exact name of Registrant as Specified in its Charter)

Israel	001-33299	98-0233400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Beit Mellanox

Yokneam, Israel 20692

(Address of Principal Executive Offices)

+972-4-909-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Salaries for Named Executive Officers

(e)           On February 22, 2012, 2011 the Board of Directors (the “Board”) of Mellanox Technologies, Ltd. (the “Company”), following the approval of the Audit Committee of the Board and the recommendation of the Compensation Committee of the Board, approved an increase in the annual salary paid to Eyal Waldman, the Company’s President & CEO and Chairman of the Board from $410,000 to $465,000, effective April 1, 2012.  Mr. Waldman’s salary increase remains subject to the approval of the Company’s shareholders, and the Company intends to submit the increase to its shareholders for their approval at the Company’s upcoming 2012 annual general meeting of shareholders.

Also on February 22, 2012, the Compensation Committee of the Board approved an increase in the annual base salary of each of the following named executive officers, with such increase to be effective on April 1, 2012, in the following amounts:

Executive	2011 Annualized Base Salary	2012 Annualized Base Salary
Michael Gray	$260,000	$273,000

Shai Cohen	$207,100	$216,000

Michael Kagan	$198,550	$207,000

Marc Sultzbaugh	$260,000	$273,000

The 2011 and 2012 annualized base salaries for Messrs. Cohen and Kagan disclosed above have been converted from New Israeli Shekels to U.S. dollars.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 24, 2012	MELLANOX TECHNOLOGIES, LTD.

	By:	/s/ Michael Gray
	Name:	Michael Gray
	Title:	Chief Financial Officer